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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the use of our report dated April 26, 2005 in the Registration Statement (Form N-1A) of the Wayne Hummer Investment Trust and its incorporation by reference in the prospectus of the Wayne Hummer Investment Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 31 to the Registration Statement under the Securities Act of 1933 (File No. 2-87153) and in the Amendment No. 30 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-3880).

                                                               ERNST & YOUNG LLP

Chicago, Illinois
July 27, 2005